E'TOWN CORPORATION AND SUBSIDIARIES           Exhibit 11
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS




                                                      Three Months Endded
                                                           June 30,
                                                   1996               1995
PRIMARY                                           ------             ------
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                    $  4,121,197       $  4,378,412
  Deduct: Preferred Stock Dividends                203,250            203,250
                                              ------------       ------------
  Net Income Available for Common Stock       $  3,917,947       $  4,175,162
                                              ============       ============
 SHARES
  Weighted Average Number of Common Shares
   Outstanding                                   7,639,425           6,799,782
  Assuming Exercise of Options
  Reduced by the Number of Shares Which Could
  Have Been Purchased With the Proceeds
  From Exercise of Such Options                      2,197                634
  Weighted Average Number of Common Shares    ------------      -------------
  Outstanding As Adjusted                        7,641,622          6,800,416
                                              ------------       ------------
Primary Earnings Per Share of Common Stock    $       0.51       $       0.61
                                              ============       ============
ASSUMING FULL DILUTION
 EARNINGS
  Income Before Preferred Stock Dividends of
   Subsidiary                                    4,121,197          4,378,412
  Deduct: Preferred Stock Dividends                203,250            203,250
  Add: After Tax Interest Expense Applicable
  to 6 3/4% Convertible Subordinated Debentures    128,403            131,101
                                              ------------       ------------
   Adjusted Net Income                        $  4,046,350       $  4,306,263
                                              ============       ============
 SHARES
  Weighted Average Number of Common Shares
  Outstanding                                    7,639,425          6,799,782
  Assuming Exercise of Options Reduced by the
  Number of Shares Which Could Have Been
  Purchased With the Proceeds From Exercise
  of Such Options                                    2,197                634
  Assuming Conversion of 6 3/4% Convertible
  Subordinated Debentures (a)                      293,461            299,626

  Weighted Average Number of Common Shares    ------------       ------------
  Outstanding                                    7,935,083          7,100,042
                                              ============       ============
Fully Diluted Earnings Per Share of
Common Stock                                  $       0.51       $       0.61
                                              ============       ============
(a) Convertible at $40 per share.





                                 Page 1 of 3









                      E'TOWN CORPORATION AND SUBSIDIARY             Exhibit 11
           STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS




                                                      Six Months Ended
                                                          June 30,
                                                   1996               1995
PRIMARY                                           ------             ------
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                    $  7,500,762       $  7,596,340
  Deduct: Preferred Stock Dividends                406,500            406,500
                                              ------------       ------------
  Net Income Available for Common Stock       $  7,094,262       $  7,189,840
                                              ============       ============
 SHARES
  Weighted Average Number of Common Shares
  Outstanding                                    7,603,638          6,718,132
  Assuming Exercise of Options Reduced by the
  Number of Shares Which Could Have Been
  Purchased With the Proceeds From Exercise
  of Such Options                                    3,912                469
  Weighted Average Number of Common Shares    ------------       ------------
  Outstanding As Adjusted                        7,607,550          6,718,601
                                              ------------       ------------
Primary Earnings Per Share of Common Stock    $       0.93       $       1.07
                                              ============       ============
ASSUMING FULL DILUTION
 EARNINGS
  Income Before Preferred Stock Dividends
  of Subsidiary                                  7,500,762          7,596,340
  Deduct: Preferred Stock Dividends                406,500            406,500
  Add: After Tax Interest Expense Applicable
  to 6 3/4% Convertible Subordinated Debentures    256,934            261,908
                                              ------------       ------------
   Adjusted Net Income                        $  7,351,196       $  7,451,748
                                              ============       ============
 SHARES
  Weighted Average Number of Common Shares
  Outstanding                                    7,603,638          6,718,132
  Assuming Exercise of Options Reduced by the
  Number of Shares Which Could Have Been
  Purchased With the Proceeds From Exercise
  of Such Options                                    3,912                469
  Assuming Conversion of 6 3/4%
  Convertible Subordinated Debentures (a)          293,605            300,946

  Weighted Average Number of Common Shares    ------------       ------------
  Outstanding                                    7,901,155          7,019,547
                                              ------------       ------------
Fully Diluted Earnings Per Share of
Common Stock                                  $       0.93       $       1.06
                                              ============       ============
(a) Convertible at $40 per share.



                                   Page 2 of 3











                        E'TOWN CORPORATION AND SUBSIDIARY          Exhibit 11
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS




                                                      Twelve Months Ended
                                                           June 30,
                                                   1996               1995
PRIMARY                                           ------             ------
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                    $ 16,012,955       $ 14,584,202
  Deduct: Preferred Stock Dividends                813,000            808,030
                                              ------------       ------------
  Net Income Available for Common Stock       $ 15,199,955       $ 13,776,172
                                              ============       ============
 SHARES
  Weighted Average Number of Common Shares
  Outstanding                                    7,532,336          6,635,088
  Assuming Exercise of Options Reduced by the
  Number of Shares Which Could Have Been
  Purchased With the Proceeds From Exercise
  of Such Options                                    3,863                692
  Weighted Average Number of Common Shares    ------------       ------------
  Outstanding As Adjusted                        7,536,199          6,635,780
                                              ------------       ------------
Primary Earnings Per Share of Common Stock    $       2.02       $       2.08
                                              ============       ============
ASSUMING FULL DILUTION
 EARNINGS
  Income Before Preferred Stock Dividends
  of Subsidiary                                 16,012,955         14,584,202
  Deduct: Preferred Stock Dividends                813,000            808,030
  Add: After Tax Interest Expense Applicable
  to 6 3/4% Convertible Subordinated Debentures    519,092            533,615
                                              ------------       ------------
   Adjusted Net Income                        $ 15,719,047       $ 14,309,787
                                              ============       ============
 SHARES
  Weighted Average Number of Common Shares
  Outstanding                                    7,532,336          6,635,088
  Assuming Exercise of Options Reduced by the
  Number of Shares Which Could Have Been
  Purchased With the Proceeds From Exercise
  of Such Options                                    3,863                692
  Assuming Conversion of 6 3/4%
  Convertible Subordinated Debentures (a)          294,970            304,055

  Weighted Average Number of Common Shares    ------------       ------------
  Outstanding                                    7,831,169          6,939,835
                                              ------------       ------------
Fully Diluted Earnings Per Share of Common
Stock                                         $       2.01       $       2.06
                                              ============       ============
(a) Convertible at $40 per share.



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